Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the registration statement on Form S-4 (Registration No. 333-44094) of Conexant Systems, Inc. of our report dated January 18, 2000 on the consolidated financial statements of Maker Communications, Inc. included in Conexant Systems, Inc.'s Form 8-K dated April 3, 2000 and to all references to our Firm in the prospectus which is part of this registration statement.






ARTHUR ANDERSEN LLP

Boston, Massachusetts
November 17, 2000